

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of March 31, 1998 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the three months ended March 31,
1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               MAR-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   16,456,748
<OTHER-PROPERTY-AND-INVEST>                  2,181,522
<TOTAL-CURRENT-ASSETS>                       1,623,175
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               1,692,417
<TOTAL-ASSETS>                              21,953,862
<COMMON>                                     2,677,906
<CAPITAL-SURPLUS-PAID-IN>                    2,207,837
<RETAINED-EARNINGS>                           (47,579)
<TOTAL-COMMON-STOCKHOLDERS-EQ>               4,838,164
<PREFERRED-MANDATORY>                          174,328
<PREFERRED>                                    506,920
<LONG-TERM-DEBT-NET>                         5,560,390<F2>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  136,837
<PREFERRED-STOCK-CURRENT>                       30,688
<CAPITAL-LEASE-OBLIGATIONS>                    424,343
<LEASES-CURRENT>                               240,896
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,041,296<F3>
<TOT-CAPITALIZATION-AND-LIAB>               21,953,862
<GROSS-OPERATING-REVENUE>                    1,709,613
<INCOME-TAX-EXPENSE>                            37,158<F4>
<OTHER-OPERATING-EXPENSES>                   1,471,579
<TOTAL-OPERATING-EXPENSES>                   1,518,932
<OPERATING-INCOME-LOSS>                        190,681
<OTHER-INCOME-NET>                            (13,479)<F4><F5>
<INCOME-BEFORE-INTEREST-EXPEN>                 187,397
<TOTAL-INTEREST-EXPENSE>                       115,564
<NET-INCOME>                                    71,833
<PREFERRED-STOCK-DIVIDENDS>                     14,547
<EARNINGS-AVAILABLE-FOR-COMM>                   57,286
<COMMON-STOCK-DIVIDENDS>                        85,693
<TOTAL-INTEREST-ON-BONDS>                            0<F6>
<CASH-FLOW-OPERATIONS>                         413,928
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> $827,064 thousand of notes is included in LONG-TERM-DEBT-NET.
<F3> Includes $350,000 thousand of company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.
<F4> A tax benefit of $10,195 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F5> Includes $7,428 thousand of provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.
<F6> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

